Exhibit (d)(2)

December     , 2009

Aston Asset Management LLC

120 N. LaSalle Street, 25th Floor

Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management LLC dated November 30, 2006 (the “Investment Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called Aston/Fasciano Small Cap Fund (the “New Series”). In addition, we are requesting that the Investment Advisory Agreement be amended to reflect: the liquidation of Aston/Fortis Global Real Estate Fund, a change in the name of Aston/TAMRO All Cap Fund to Aston/TAMRO Diversified Equity Fund, a change in the name of Aston/River Road Small-Mid Cap Fund to Aston/River Road Select Value Fund, a change in the name of Aston/Smart Portfolios Fund to Aston Dynamic Allocation Fund, and a change in the name of Aston/MB Enhanced Equity Income Fund to Aston/M.D. Sass Enhanced Equity Fund.

Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series, the deletion of liquidated series and changes to certain series names. By acknowledging below, you agree to (i) render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto, and (ii) restate Schedules A and B in their entirety to reflect the liquidation and name changes set forth above.

ASTON FUNDS

By:
Name:	Gerald F. Dillenburg
Its:	Senior Vice President, Secretary, and Treasurer

Accepted this th day of December, 2009.

ASTON ASSET MANAGEMENT LLC

By:
Name:	Kenneth C. Anderson
Its:	President

SCHEDULE A

Fund	Effective Date	Initial Term

Aston Balanced Fund	November 30, 2006	December 31, 2007

Aston Value Fund	November 30, 2006	December 31, 2007

Aston Growth Fund	November 30, 2006	December 31, 2007

Aston/Fortis Real Estate Fund	November 30, 2006	December 31, 2007

Aston/Montag & Caldwell Balanced Fund	November 30, 2006	December 31, 2007

Aston/Montag & Caldwell Growth Fund	November 30, 2006	December 31, 2007

Aston/Optimum Mid Cap Fund	November 30, 2006	December 31, 2007

Aston/River Road Dividend All Cap Value Fund	November 30, 2006	December 31, 2007

Aston/River Road Small Cap Value Fund	November 30, 2006	December 31, 2007

Aston/TAMRO Diversified Equity Fund	November 30, 2006	December 31, 2007

Aston/TAMRO Small Cap Fund	November 30, 2006	December 31, 2007

Aston/TCH Fixed Income Fund	November 30, 2006	December 31, 2007

Aston/Veredus Aggressive Growth Fund	November 30, 2006	December 31, 2007

Aston/Veredus Select Growth Fund	November 30, 2006	December 31, 2007

Aston/Optimum Large Cap Opportunity Fund	December 26, 2006	December 31, 2007

Aston/River Road Select Value Fund	March 28, 2007	December 31, 2007

Aston/Neptune International Fund	July 20, 2007	December 31, 2008

Aston/Montag & Caldwell Mid Cap Growth Fund	November 1, 2007	December 31, 2008

Aston/Barings International Fund	November 1, 2007	December 31, 2008

Aston/Cardinal Mid Cap Value Fund	November 1, 2007	December 31, 2008

Aston Dynamic Allocation Fund	January 7, 2008	December 31, 2009

Aston/M.D. Sass Enhanced Equity Fund	January 9, 2008	December 31, 2009

Aston/New Century Absolute Return ETF Fund	February 29, 2008	December 31, 2009

Aston/Lake Partners LASSO Alternatives Fund	March 30, 2009	December 31, 2010

Aston/Fasciano Small Cap Fund	December , 2009	December 31, 2010

SCHEDULE B

Fund	Annual Fee Rate

Aston Balanced Fund	0.70% of the Fund’s average daily net assets

Aston Value Fund	0.80% of the Fund’s average daily net assets

Aston Growth Fund	0.70% of the Fund’s average daily net assets

Aston/Fortis Real Estate Fund	1.00% of the Fund’s average daily net assets

Aston/Montag & Caldwell Balanced Fund	0.75% of the Fund’s average daily net assets

Aston/Montag & Caldwell Growth Fund	0.80% for the first $800 million 0.60% over $800 million

Aston/Optimum Mid Cap Fund	0.80% for the first $100 million 0.75% for the next $300 million 0.70% over $400 million

Aston/River Road Dividend All Cap Value Fund	0.70% of the Fund’s average daily net assets

Aston/River Road Small Cap Value Fund	0.90% of the Fund’s average daily net assets

Aston/TAMRO Diversified Equity Fund	0.80% of the Fund’s average daily net assets

Aston/TAMRO Small Cap Fund	0.90% of the Fund’s average daily net assets

Aston/TCH Fixed Income Fund	0.55% of the Fund’s average daily net assets

Aston/Veredus Aggressive Growth Fund	1.00% of the Fund’s average daily net assets

Aston/Veredus Select Growth Fund	0.80% of the Fund’s average daily net assets

Aston/Optimum Large Cap Opportunity Fund	0.80% of the Fund’s average daily net assets

Aston/River Road Select Value Fund	1.00% of the Fund’s average daily net assets

Aston/Neptune International Fund	1.00% of the Fund’s average daily net assets

Aston/Montag & Caldwell Mid Cap Growth Fund	0.85% of the Fund’s average daily net assets

Aston/Barings International Fund	1.00% of the Fund’s average daily net assets

Aston/Cardinal Mid Cap Value Fund	0.90% of the Fund’s average daily net assets

Aston Dynamic Allocation Fund	0.80% of the Fund’s average daily net assets

Aston/M.D. Sass Enhanced Equity Fund	0.70% of the Fund’s average daily net assets

Aston/New Century Absolute Return ETF Fund	1.00% of the Fund’s average daily net assets

Aston/Lake Partners LASSO Alternatives Fund	1.00% of the Fund’s average daily net assets

Aston/Fasciano Small Cap Fund	1.00% of the Fund’s average daily net assets